Exhibit 10.1

CONTRACT No. 840/08624390/ 14-09-03

State Scientific Center of Russian Federation - Institute for Physics and Power Engineering,  named after A.I.Leipunsky (SSC RF - IPPE), Obninsk, Russia (code 643), hereinafter referred to as the Seller, on the one part, and Isonics Corporation, USA (cod-840),   hereinafter referred to as the Buyer, on the other part, hereinafter referred to as the “Parties”, have concluded the present Contract as follows:

1.                                      SUBJECT OF THE CONTRACT

The Seller has sold and the Buyer has bought Actinium-225 isotope, hereinafter referred to as «products» on CPT (Incoterms-2000) Dulles International-Washington  Airport,  USA, in accordance with the Supplements Nos. 1 and 2, which are its integral part. The products are intended for analytical research. The product country of origin is Russia.

2.                                      PRICE AND TOTAL VALUE OF THE CONTRACT

2.1. The prices for the product unit are fixed in the US dollars for the present Contract only and shall not affect prices for other contracts, (prices presented in the Supplement # 1).

2.2. The prices include the cost of a package itself and packaging process, labeling and the products delivery to Sheremetieo-2 airport, as well as expenses for obtaining export license.

2.3. The total value of the Contract is $652320.00 (Six hundred fifty two thousand three hundred and twenty)

3.                                      TERMS AND DATES OF DELIVERY

3.1. The Seller supplies all the ordered products by separate shipments in five phases:

1st phase — delivery of samples for the product testing.

2d and 3d phases — delivery of product of the maximal activity up to 10 and 15mCi in one shipment, correspondingly are totaling 160mCi activity. This amount of activity should be paid by nonrecurring advance totaling $100,000.00. Delivery of the product according to 2d and 3d phases starts in a month after the advance payment receipt.

4th phase — delivery of product of 150mCi total activity. The phase starts after the termination of shipments according to 2d and 3d phases, i.e., after the delivery of the product of 160mCi total activity to the Buyer.

5th phase — delivery of product of 480mCi total activity. The phase starts after the termination of shipments according to 2nd, 3rd and 4th phases, i.e., after the delivery of the product of 315mCi total activity to the Buyer.

3.2. The Seller ensures that the pre-calibration of the supplied products will be as indicated in the Supplement # 1. The pre-calibration period begins at 12:00, Moscow time, on the day of shipment.

3.3. A date of Air Waybill shall be considered a delivery date. A date of the product arrival to  Dulles International-Washington Airport, USA shall be considered the product receiving date.

3.4. The Buyer shall order, and the Seller shall deliver every shipment of the products under the written order only. The purchase orders shall be executed in English.

3.5. The Buyer shall place purchase orders not less than 30 (thirty) calendar days before a day of shipment indicated in the purchase order.

3.6. The Buyer shall include in a purchase order:

•              date of shipment;

•              Contract number;

•              list of the products ordered;

•              quantity of product in accordance with the specification and its price;

•              Airport of Destination

•              Consignee’s address and contact telephone and fax numbers);

•              other additional information at the Buyer’s

discretion.

3.7. The Seller shall acknowledge and confirm purchase orders not less than 20 (twenty) calendar days prior to the required delivery date.

3.8. In case of failure to deliver the scheduled shipment due to the Seller’s fault the Seller shall immediately inform the Buyer of it. The Seller and the Buyer shall agree a date of new shipment instead of the failed one.

3.9. The Seller shall inform the Buyer of the shipment within 24 hours after the product will be handed over to Carrier by faxing to the Buyer all pertinent information consisting of: Air Waybill, Declaration of dangerous Goods, Invoice; certificate of Quality; Shipping Specification; Packing List).

4.                                      PRODUCT QUALITY AND QUANTITY

4.1. The Seller warrants to the Buyer that the products quality is in accordance with the technical requirements, which are presented in the Supplement # 2 of this Contract.

4.2. A Quality Certificate issued by the Seller confirms the quality of the products. The Seller warrants the product quality for the product lifetime mentioned in the Supplement #2.

4.3. The Seller warrants to the Buyer the quantities of the products to be supplied in accordance with the Supplement #1. The product quantity is confirmed by the Shipping Specification.

5.                                      PACKING AND LABELLING

5.1. The products shall be packed in a transport packaging set (of A type) as determined by the Seller. The Seller manufactures the transport packaging set (hereinafter referred to as the «cargo package»), and it is a disposable package.

5.2. The Seller shall label every cargo package in accordance with the regulations of ICAO,

RSTRM-73 (Rules of safe transportation of radioactive materials), and Safety Standards of IAEA, series 6 (1996). The Seller is responsible for the safety of packages.

5.3. The Seller shall put a Quality certificate for the products being shipped and a Packing list inside each cargo package.

5.4. The Seller shall label every cargo package in accordance with the Buyer’s purchase order.

6.                                      TERMS AND CONDITIONS OF PAYMENT

6.1.The Buyer shall pay for the products in USD (currency code is 840), the payment shall be made by bank transfer to the Seller’s account in:

MOSCOW BUSINESS WORLD BANK,

33, building 1, Kotelnicheskaya nab.,

MOSCOW, 115172, RUSSIA,

SWIFT CODE: MOBWRUMM,

C: 40502840500251020229

IN FAVOUR OF OBNINSK BRANCH

Correspondent bank:

AMERICAN EXPRESS BANK Ltd.,

New York, USA

Account No.: 746560

SWIFT ADDRESS: AEIB US 33

6.2. Payment terms is calendar 60 days from a day of shipment in accordance with paragraph 3.3, against the Seller’s invoice.

6.3. The Buyer should send to the seller by fax or e-mail a copy of a faxed or e-mail document from the Buyer’s Bank confirming the day and routing of payment made to the Seller’s Bank. The Contract and invoice numbers shall be stated on the wire transfer document.

6.4. A date of the payment receipt by the Seller’s authorized bank account shall be considered as a date of the Buyer’s payment according to the paragraph 6.1.

6.5. After successful testing of the samples delivered during the 1st phase in accordance with the Supplement 1 to this Contract the Buyer should pay the advance totaling $100,000.00 (one hundred thousand USD).

6.6. Delivery of product stipulated by the

terms of 2nd, 3rd, 4th and 5th phases will be carried out one phase after another, one month after receipt of the above mentioned advance.

6.7. This advance to be accounted uniformly in every shipment payment calculation originating from 160mCi total activity in phases 2 and 3. This advance represents 78.125% of the product price per 1mCi indicated in the Supplement 1 to this Contract.

6.8. After the delivery of the product of 160mCi total activity the product is delivered in amounts defined by the 4th phase in accordance with the Supplement 1 to this Contract.

6.9. The Buyer shall pay all the expenses associated with the wire transfer sending to the Seller’s bank.

7.                                      DELIVERY AND ACCEPTANCE OF GOODS

7.1. The products shall be considered as delivered by the Seller and accepted by the Buyer:

•              in respect of gross weight and amount of packages according to the Air Waybill;

•              in respect of specified units (curie, millicurie, gigabecquerel)

•              according to the Shipping Specification or Packing List;

•              in respect of quality - according to Quality Certificate.

8.                                      CLAIMS

8.1. If on arrival of the products to the place of destination there is any lack of conformity of their quantity and quality to the provisions of the Contract due to circumstances excluding the responsibility of the Carrier or in case of ascertainment of shortage of the products inside the intact original package of the producer of the products, i.e. when there are no traces of penetration to the cargo during transportation, the Buyer has the right to claim on the Seller.

The Buyer’s written claim in respect of quality and/or quantity of the products shall be sent to the Seller within 20 (twenty) calendar days from a day of receipt of consignments.

8.1.1. The Buyer shall send to the Seller a claim with a statement of expert examination prepared and signed by the Buyer by registered mail. A copy of the documents shall be sent to the Seller by fax.

The following has to be included in a claim:

•              the Contract number & date,

•              number & date of the purchase order for shipment,

•              numbers & dates of an Air Waybill,  a shipping certificate, an invoice, a quality certificate, and a number of a container with the products,

•              a date of the products receiving fixed by the Buyer’s customs,

•              information about the package intact condition,

•              place, date and time of the expert examination performance; name of a sample material and quantity of the sample taken; applied investigation method;

•              the sample expert examination (analysis) procedure shall be described in writing and contained actual figures and/or graphs;

•              the Buyer’s conclusion about the Seller’s responsibility for the unconformity to the quality and/or quantity of the products.

8.1.2. The claim shall be executed in English language in duplicate.

8.2. The Seller shall confirm by fax that the claim has been received. The Seller have to consider the claim within 10 calendar days after a day of receiving.

Based on the claim the Seller shall make the control sample expert examination.

If the claim propriety is confirmed the Seller shall attest the Buyer’ statement of the expert examination.

8.3. When the product quality discrepancy is ascertained the product shall not to be returned to the Seller. The Buyer shall pay the invoice and the Parties agree in writing of acceptable version of compensation. In order to carry out a compensatory shipment the Parties shall conclude an Additional Agreement to this contract.

8.4. If the Seller’s expert examination doesn’t confirm the Buyer’s claim propriety the claim is overruled and the Buyer shall pay for the product delivered in full.

8.5. No claims against the Seller, made with respect to any batch of the products, may become a reason for the Buyer to refuse to accept and pay for the other shipments according to this Contract.

7.                                      RESPONSIBILITY OF THE PARTIES

RESPONSIBILITY OF THE SELLER

9.1. The Seller’s responsibility is limited by the cost of the claimed batch of the products.

9.2. The Seller is liable for alterations in quality of the products or for shortage of them after the risks pass to the Buyer only in case if they occurred through the Seller’s fault

RESPONSIBILITY OF THE BUYER

9.3. The Buyer shall timely pay to the Seller the total value of the supplied batch of the products.

9.4. Under the violation of the paragraph 6.2 of this Contract, the Buyer shall pay the forfeit to the Seller. The forfeit interest rate is calculated to be 0.1% of the total sum of the product cost, and this 0.1 % is paid for each day of delay till payment day inclusive. The forfeit shall not be more than 10% of the cost of the product delivered.

9.5. In case when the payment delays for 90 days and longer after a day of shipment of the products stipulated in the paragraph 9.4. the Seller has to compensate for every fine imposed on the Seller in accordance with the legislation of the Russian Federation.

9.6. The Buyer should submit to the Seller the test results of each product batch in writing within 30 days after the product receipt day.

10.          FORCE-MAJEURE

10.1. Should any event of force-majeure arise (fire, war, military operations of any character, blockade, strikes, natural disasters, prohibitions of export or import, or any other circumstances beyond the control of the parties concerned) the date of deliveries and payments shall be extended for so long as those force-majeure circumstances last.  After a period of force majeure the shipments shall begin only as directed in writing by the Buyer.

10.2. The party to whom it becomes impossible to meet its obligations under this Contract is obliged to notify immediately the other party in writing as regards the commencement and the cessation of the force-majeure circumstances.

A documentary evidence of a Chamber of Commerce or another competent authority or organization of the relevant Party shall be enough to prove the above mentioned circumstances commencement and cessation.

11.                               ARBITRATION

11.1. All the disputes and disagreements arising out of or in connection with this Contract during its execution are to be settled by the Parties in negotiations.

11.2. In the case when it is impossible to settle the mentioned disagreements and disputes by negotiations they are referred for the settlement to the International Commercial Arbitration Court at the Chamber of Commerce of the Russian Federation in accordance with their regulations. The International Commercial Arbitration Court settles the dispute arisen on the basis of the applicable corporeal right legislation of the Russian Federation.

11.3. The Arbitration Court shall determine the distribution of the expenses associated with arbitrage. The award of the Arbitration Court shall be final and binding upon both Parties.

13.                               OTHER TERMS AND CONDITIONS

12.1. The Seller pledges to obtain an export license and all other documents necessary for the Contract execution and the Buyer pledges to get the import license and inform the Seller of it.

12.2. Neither party shall be entitled to transfer its rights and obligations under this Contract to any third party without the expressed written consent of the other party.

12.3. Any amendments or additions to this Contract shall only be valid if they are made in writing and signed by both parties.

12.4. All the expenses and taxes, including customs fees and duties associated with the conclusion and execution of this Contract and collected in the Russian Federation territory, are paid by the Seller, outside the Russian Federation — by the Buyer.

12.5. This Contract is executed in two copies in Russian and English languages, both text are equal in duplicate. Each copy is authentic in duplicate.

12.6. Shipments under this Contract will be commenced when the Seller gets an export license and the Buyer — an import license.

12.7. The product will be used in medical purpose. The end users are: National Health Institute (Bethesda, USA), Memorial Sloan-Kettering Oncology Center (New York, USA), Washington University Medical Center (St. Louis, USA).

12.8. The Buyer warrants that the product purchased according to this Contract will be used in the purpose declared only, which is not connected with activities of nuclear explosion device development, and will not be modified, re-exported or transmitted to anybody without writing permission of the Seller. In the last case the Seller’s permission should be agreed with the Ministry of the economic development and trade of the Russian Federation.

12.9. The Contract effective day is the day of its signing by the second party, and the contract is effective till December 31, 2006.

13.                               LEGAL ADDRESSES OF THE PARTIES

13.1. THE SELLER:

Federal State Unitary Enterprise “State Scientific Center of the Russian Federation — Institute for Physics and Power Engineering named after A.I.Leipunsky” (FSUE “SSC RF IPPE”),

Bondarenko Sq.,1, 249033 Obninsk, Kaluga region, Russia.

Fax: (095) 230 23 26, Tel: (08439) 98992

Fax/Tel: (08439) 68008

13.2. THE BUYER:

Isonics Corporation

5906 McIntyre Street

Golden CO 80403

USA

Tel: 1 201 750 2001

Fax: 1 201 750 2999

(Seller):	(Buyer):

(FSUE «SSC RF — IPPE»	Senior Vice President
Deputy General Director)	Isonics Corporation

(A.A. Androssenko)	Boris Rubizhevsky

«____»_________________2004	«____» __________________ 2004

SUPPLEMENT # 1

PRICES AND PROSPECTIVE SHIPMENT VOLUMES OF THE PRODUCTS

Name of products, Delivery schedule	Price per mCi/ US dollars	Max activity in one shipment, mCi	Max total activity, mCi	Number of shipments	Max total cost in US dollars	Comments: calibration, days
1.Actinium-225 isotope, 1st phase (delivery of samples for testing)	800.00	Up to 1	5	Up to 5	4,000.00	3
2. Actinium-225 isotope, 2nd phase (shipment after receipt of advance payment) within 3 - 4 months	800.00	From 1 Up to 10	160	Up to 4	128,000.00	3
3. Actinium-225 isotope, 3d phase (delivery after 2nd phase within 4 - 8 months)	800.00	From 1 Up to 15		Up to 8		3
4. Actinium-225 isotope, 4th phase (delivery after 3rd phase within 2 - 5 months)	800.00	From 1 Up to 30	150	Up to 5	120,000.00	3
5. Actinium-225 isotope, 5th phase (delivery after 4th phase within 12 months)	800.00	From 10 Up to 40	480	12	384000	3
Total			795	35	636000	3

CPT DELIVERY TERMS: The cost of handling the shipment at “Sheremetievo-2” airport is $280.00. The cost of the shipment delivery to Dulles International-Washington airport is $200.00. The maximal total cost of one shipment handling and delivery to Dulles International-Washington airport is $480.00 Total cost of 34 shipments handling and transportation is $16 320.00

Total contract value			795	34	652320

(Seller):	(Buyer):
(FSUE “SSC RF — IPPE”	Senior Vice President
Deputy General Director)	Isonics Corporation

(A.A. Androssenko)	Boris Rubizhevsky

SUPPLEMENT # 2

TECHNICAL SPECIFICATIONS AND REQUIREMENTS TO THE PRODUCTS TO BE SUPPLIED

1.  Isotope of actinium-225 (Ac-225) as solution

•	Chemical form	actinium nitrate, solid
•	Chemical Purity	>99% , < 0.1 μg/mCi of all detectable cations
•	Specific activity	58000 Ci/g
•	Radionuclide impurities,	Ra-225<0.02%, Ra-224<0.02%, Th-229<10-3%
•	Transport package	transport packaging set of Type A

(Seller):	(Buyer):
(FSUE “SSC RF — IPPE”	Senior Vice President
Deputy General Director)	Isonics Corporation

(A.A. Androssenko)	Boris Rubizhevsky